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                                                                Exhibit 5.1


                             [Vinson & Elkins Logo]




                                ATTORNEYS AT LAW

                             VINSON & ELKINS L.L.P.
                               1001 FANNIN STREET
                                   SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                            TELEPHONE (713) 758-2222
                               FAX (713) 758-2346
WRITER'S TELEPHONE                                             WRITER'S FAX
  (713) 758-3820                                              (713) 615-5605


                                 April 30, 1998

Lomak Petroleum, Inc.
500 Throckmorton Street
Fort Worth, Texas  76102


Ladies and Gentlemen:

         We have acted as counsel to Lomak Petroleum, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed offer and sale by Trend Exploration Company, a stockholder of the Company, of up to 903,615 shares of the Company's common stock, par value $.01 per share (the "Shares"). In such capacity, we are passing on certain legal matters in connection with the registration of the sale of the Shares. At you request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

         In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certification of officers of the Company.

         Based upon the foregoing examination and review, we are of the opinion that the shares are duly and validly authorized and legally issued, fully paid and nonassessable.

         The forgoing opinion is limited to the laws of the United States of America and to the Geneal Corporation Law of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.